Exhibit 5.1

CONYERS DILL & PEARMAN

29th Floor
One Exchange Square 8 Connaught Place Central Hong Kong

T +852 2524 7106 | F +852 2845 9268

conyers.com

9 March 2026

Matter No.: 1011481/111651101
+(852) 2842 9588
Lilian.Woo@conyers.com

Oriental Rise Holdings Limited

No. 48 Xianyu Road

Shuangcheng Town, Zherong County

Ningde City, Fujian Province

People’s Republic of China, 355399

Dear Sir/Madam

Re: Oriental Rise Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), filed with the U.S. Securities and Exchange Commission (the “Commission”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) and offering by the Company of (i) up to US$6,000,000 worth of units (the “Units”) with each unit comprising of one ordinary share of par value of US$0.016 each of the Company (the “Share(s)”) or one pre-funded warrant (the “Pre-Funded Warrant”) which is exercisable for one Share (the “Pre-Funded Warrant Share(s)”), and one warrant (the “Common Warrant(s)”, together with the Pre-Funded Warrant(s) are hereinafter referred to as the “Warrants”) which entitles the holder thereof to purchase one Share (or two Shares, if such holder so chooses) as stated in the Registration Statement (“Common Warrant Share(s)”, together with the Pre-funded Warrant Share(s) are hereinafter referred to as the “Warrant Shares”) and (ii) up to US$900,000 worth of additional Units (the “Over-allotment Units”) to cover the over-allotment option granted to the underwriters.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined the following document:

1.1	the form of an underwriting agreement in relation to the sale of the Shares and Warrants (“Underwriting Agreement”);

1.2	a draft of the Common Warrant;

1.3	a draft of the Pre-Funded Warrant;

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

1.4	a copy of the Registration Statement; and

1.5	a draft of the preliminary prospectus (the “Prospectus”) contained in the Registration Statement which is in substantially final form.

We have also reviewed:

1.6	copies of the memorandum and articles of association of the Company adopted on 14 February 2026 (“Current M&As”);

1.7	a copy of the Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 9 March 2026 (the “Certificate Date”);

1.8	a copy of the written resolutions of all its directors dated 9 March 2026 (the “Resolutions”); and

1.9	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3	the accuracy and completeness of all factual representations made in the Prospectus and Registration Statement and other documents reviewed by us;

2.4	that the Resolutions have been passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5	that the Current M&As have not been amended since 14 February 2026;

2.6	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.7	that upon issue of any Shares to be sold by the Company pursuant to the Units and the Over-allotment Units and the Warrant Shares to be issued by the Company upon exercise of the Warrants, the Company will have sufficient ordinary shares in its authorised and unissued share capital and will receive consideration for the full or actual issue price thereof which shall be equal to at least the par value thereof;

2.8	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Units and the Over-allotment Units, and the due execution and delivery thereof by each party thereto;

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2.9	the due execution and delivery of the Underwriting Agreement, the Pre-Funded Warrant and the Common Warrant by each of the parties thereto and the validity and binding effect under its governing law in accordance with its terms;

2.10	the due execution and delivery of the Underwriting Agreement, the Common Warrant and the Pre-Funded Warrant by each of the parties thereto and the validity and binding effect under the laws of the State of New York of the Underwriting Agreement, the Common Warrants and the Pre-Funded Warrant in accordance with their terms;

2.11	that the issuance and sale of and payment of the Warrant Shares will be in accordance with the terms of the Warrants and the Underwriting Agreement duly approved by the board of directors of the Company, and the Registration Statement

2.12	no Warrant Share will be issued pursuant to the Warrants upon or following commencement of the winding up of the Company;

2.13	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission;

2.14	that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion; and

2.15	the Company has not taken any action to appoint a restructuring officer.

3.	QUALIFICATIONS

3.1	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the company is in default under the Act.

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4.2	When issued and paid for as contemplated by the Registration Statement, the Prospectus and Resolutions, the Shares and the Warrant Shares to be offered and issued by the Company as contemplated by the Registration Statement will be duly authorised, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3	The statements under the caption “Taxation – Cayman Islands Taxation” in the Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Conyers Dill & Pearman

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